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                                                                     Exhibit 4.4
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                              PROGRESS ENERGY, INC.
                           1997 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

     On the terms and conditions set forth in this Agreement and the Stock Option Award referencing this Agreement (the "Award"), Progress Energy, Inc. (the "Corporation") grants to the Optionee on the Date of Grant a Nonqualified Stock Option (an "Option" and collectively, the "Options") to acquire from the Corporation at the Exercise Price Per Share specified in the Award for such Option the aggregate number of Shares specified in the Award for such Option (the "Option Shares"). The Option is not to be treated as (and is not intended to qualify as) an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     1.   Stock Option Plan; Defined Terms; Incorporation By Reference. The
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provisions herein are subject in all respects to the terms and provisions of the
Progress Energy, Inc. 1997 Equity Incentive Plan (the "Plan") (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly not intended to apply to the grant of the Option hereunder), all of which terms and provisions are made a part of and incorporated herein as if each were expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto under the Plan or the Award.

     2.   Cash Payments Equivalent to Dividends. Prior to the acquisition of the
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Option Shares upon the exercise of any Option, the Optionee will not be entitled to receive a cash payment or other distribution with respect to such Option Shares underlying such Option.

     3.   Term of Option. The "Term" of the Option granted under the Award shall
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end on the tenth anniversary of the Date of Grant unless sooner exercised or otherwise terminated in accordance with this Agreement or the Plan.

     4.   Method of Exercise and Payment. Once exercisable, and provided an
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Option has not been forfeited in accordance with the Plan and this Agreement, an
Option may be exercised in whole or in part by the Optionee by delivering to the Secretary of the Corporation or his designated agent on any business day (the "Exercise Date") a written notice (including, to the extent so permitted by the Committee, an electronically transmitted notice), in such manner and form as may be required by the Corporation, specifying the number of the Option Shares the Optionee then desires to acquire (the "Exercise Notice"). The Exercise Notice will be accompanied by payment of the aggregate Per Share Exercise Price applicable to such Option for such number of the Option Shares to be acquired upon such exercise. Such payment will be made in cash, by personal or certified check, bank draft or money order payable to the order of the Corporation or, if permitted by the Committee (in its sole discretion) and applicable law, rule or regulation, by delivery of, alone or in conjunction with a partial cash or instrument

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payment, (a) shares of Common Stock already owned by the Participant for at least six months, or (b) some other form of payment acceptable to the Committee. The Committee may also permit the Optionee to simultaneously exercise an Option and sell the shares of Common Stock thereby acquired pursuant to a Cashless Exercise arrangement or program, selected by and approved of in all respects in advance by the Committee. Payment instruments will be received by the Corporation subject to collection. The Exercise Date with respect to a Cashless Exercise will be the date the broker executes the sale of exercised Shares. The proceeds received by the Corporation upon the exercise of any Option may be used by the Corporation for general corporate purposes. Any portion of an Option that is exercised may not be exercised again. Upon exercise in accordance with the terms of the Plan and this Agreement, the Option Shares underlying the exercised portion of the Option will be promptly delivered to the Optionee, or as otherwise directed by the Optionee. Notwithstanding anything herein to the contrary, no fractional Option Shares will be issued or delivered pursuant to any Award. The Committee shall determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Option Shares or whether any rights thereto shall be canceled, terminated or otherwise eliminated.

     5.   Termination and Forfeiture; Continuous Service; Time To Exercise.
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          5.1  For purposes of the Award and this Agreement, Continuous Service shall mean continuous employment with the Company. If an Optionee is working for a Subsidiary that no longer meets the definition of Subsidiary (e.g., as a result of a Divestiture), such Optionee shall be considered to have terminated employment with the Company for purposes of the Plan and this Agreement.

          5.2 Options for Option Shares granted pursuant to the Award shall vest in accordance with the terms of the Award based on Continuous Service with the Company after the Grant Date. Any Options for Option Shares not vested upon a termination of employment of an Optionee with the Company (a "Termination") shall be forfeited as of the day immediately following the date of such Termination (the "Termination Date"), except as otherwise provided in Sections
5.5 or 6.

          5.3 If an Optionee's employment with the Company terminates by reason of (a) the Optionee's "Voluntary Termination" (as hereafter defined) or (b) for "Cause" (as hereafter defined), all vested Options not exercised prior to the Termination Date and all unvested options will be forfeited as of the Termination Date. "Cause" means: (a) embezzlement or theft from the Corporation or any of its Subsidiaries or Affiliates, or other acts of dishonesty or disloyalty injurious to the Corporation or any of its Subsidiaries or Affiliates; (b) disclosing without authorization proprietary or confidential information of the Corporation or its Subsidiaries or Affiliates; (c) committing any act of gross negligence or gross malfeasance; (d) conviction of a crime amounting to a felony under the laws of the United States of America or any of the several states; or (e) any violation of the Code of Ethics of the Corporation or any of its Subsidiaries or Affiliates. For purposes of this
Section 5.3, a "Voluntary Termination" means a Termination other than (i) for Cause, (ii) an "Involuntary Termination" as

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defined in Section 5.4 or (iii) a Termination for one of the enumerated reasons set forth in Section 5.5.

          5.4 If an Optionee's employment with the Company terminates by reason of the Optionee's "Involuntary Termination" (as hereafter defined), other than for Cause, the Optionee must exercise vested options within thirty-six (36) months of the Termination Date, but not later than the end of the Term and all unvested Options will be forfeited as of the Termination Date. All Options not exercised within the timeframe provided in this Section 5.4 will be forfeited. An "Involuntary Termination" means an involuntary Termination by the Company which is reflected as such on the Company's records, other than (a) a Termination for Cause or (b) a Termination for one of the enumerated reasons set forth in Section 5.5.

          5.5 If an Optionee's employment with the Company terminates, other than for Cause, (a) by reason of the Optionee's death, Disability, Normal Retirement, Early Retirement, retirement under the Corporation's Supplemental Senior Executive Retirement Plan, (b) after attainment of at least age 65 with service equal to at least 5 years of Continuous Service, including service with the Company prior to the Date of Grant, (c) after attainment of at least age 55 with service equal to at least 15 years of Continuous Service, including service with the Company prior to the Date of Grant or (d) by reason of (i) a workforce restructuring declared by the Company in disclosures to employees by the Company, (ii) a Divestiture, other than a Divestiture in which the successor employer assumes the applicable Option or (iii) any other Termination as determined in the sole and absolute discretion of the Chief Executive Officer of the Corporation, or, in the case of an Executive Officer, in the sole and absolute discretion of the Committee, such Optionee's unvested Options shall continue to vest per the terms of the Award and such Optionee's vested Options (including Options vested under this sentence) must be exercised within forty-eight (48) months of the Termination Date, but not later than the end of the Term. All Options not vested or not exercised within the timeframe provided under this Section 5.5 will be forfeited. The existence and date of the Optionee's Disability shall be determined by the Committee and any such determination shall be conclusive. The Optionee's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee, shall exercise any Options on behalf of a decedent Optionee pursuant to this Section 5.5.

     6.   Change of Control. Upon a Change of Control, if the Award is assumed
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by the successor to the Corporation, any unvested Options not previously forfeited will vest and the exercisability thereto shall otherwise remain as per the original terms of the Award, except that all Options may be exercised during the Term without regard to Termination. In the event of a Change in Control in which the Award is not assumed by the successor to the Corporation, all unexercised Options will become fully vested and be cashed out based on the value of Shares on the date of such Change in Control.

     7.   Non-transferability. The Options, and any rights or interests therein
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or under this Agreement, may not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee); recipients of the Options awarded hereunder shall remain bound by the terms

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of the Plan and this Agreement. The Options may not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and will not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Plan will be null and void and without legal force or effect. During the Optionee's lifetime, the Options may be exercisable only by the Optionee or the Optionee's legal representative.

     8.   Entire Agreement; Amendment. This Agreement (including the Plan and
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the Award incorporated herein by reference) contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate the Plan, and the Committee has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate any or all of the Options or this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such amendment, alteration, suspension,
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discontinuance or termination after initial shareholder approval of the Plan may materially impair the rights of the Optionee under this Option without the consent of the Optionee, except as required under applicable law. The
Corporation will give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified, amended or terminated by a writing signed by both the Corporation and the Optionee or agreement in electronic form, if permitted by the Committee.

     9.   Notices. Any Exercise Notice or other notice which may be required or
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permitted under this Agreement will be in writing, and will be delivered in person or via facsimile transmission, overnight courier service, electronic mail, if authorized by the Committee, or certified mail, return receipt requested and postage prepaid, addressed as follows:

     (i) If the notice is to the Corporation, at the address as the Corporation, by notice to the Optionee, designates in writing from time to time.

     (ii) If the notice is to the Optionee, at his or her address as shown on the Company's records, or at such other address as the Optionee, by notice to the Company, designates in writing from time to time.

     10.  Decisions of Committee; Discretion. Any decision, interpretation or
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other action made or taken in good faith by the Committee arising out of or in connection with the Plan or the Option shall be final, binding and conclusive on the Corporation and Optionee and any respective heir, executor, administrator, successor or assign. The Committee, in accordance with the Plan, in its sole discretion, may accelerate the vesting and exercisability of any Options, as well as extend the period for exercisability, but not later than the end of the Term.

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     11.  Limitations; Governing Law. Nothing herein or in the Plan will be
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construed as conferring on the Optionee or anyone else the right to continue in the employ of the Company or any Subsidiary. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the principles of conflict of laws thereof.

     12.  Compliance with Laws. The issuance of this Option (and the Option
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Shares upon exercise of this Option) pursuant to this Agreement will be subject to, and will comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder), rules of any exchange on which the Shares are listed (including, without limitation, the rules and regulations of the New York Stock Exchange), and any other law or regulation applicable thereto. The Corporation will not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements, and if issued will be deemed void.

     13.  Binding Agreement; Further Assurances. This Agreement will inure to
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the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

     14.  Counterparts; Headings. This Agreement may be executed in one or more
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counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

     15.  Severability. The invalidity or unenforceability of any provisions of
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this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

     16.  Beneficiary. The Optionee may designate a beneficiary or beneficiaries
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to exercise this Option (or to receive any Option Shares issuable hereunder)
after the death of the Optionee. Such designation may be made by the Optionee on the enclosed beneficiary designation form and (unless the Optionee has waived such right) may be changed by the Optionee from time to time by filing a new beneficiary designation form with the Committee. If the Optionee does not designate a beneficiary or if no designated beneficiary(ies) survives the Optionee, the Optionee's beneficiary will be the legal representative of the Optionee's estate.

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     17.  Tax Withholding. Neither the exercise of any Option under this
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Agreement, nor the issuance of any Option Shares thereunder, will be permitted or effected unless and until the Optionee (or the Optionee's beneficiary(ies) or legal representative) has made appropriate arrangements with the Company for the payment of any amounts required to be withheld with respect thereto under all present or future federal, state and local tax laws and regulations and other laws and regulations.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, as of the Date of Grant specified in the Award.

                                               PROGRESS ENERGY, INC.


                                               By: _____________________________

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